UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 9, 2018 (January 29, 2018)

Bandwidth Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Main Campus Drive Raleigh, NC	27606
(Address of principal executive offices)	(Zip Code)

(800) 808-5150

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 29, 2018, Bandwidth.com CLEC, LLC, on behalf of itself and Bandwidth Inc. (collectively, “Bandwidth”) and Verizon Services Corp., on behalf of itself and related entities (collectively, “Verizon”) entered into a settlement agreement to resolve the ongoing dispute and litigation with Verizon, which is a carrier access billing (“CABS”) customer of Bandwidth. The settlement agreement also resolved Verizon’s counter-claims against Bandwidth.

Pursuant to the settlement agreement, Verizon made on February 8, 2018 a $4.4 million lump sum payment to Bandwidth. Following receipt of the $4.4 million lump sum payment, Bandwidth will issue to Verizon bill credits with respect to other CABS amounts previously billed to Verizon. The settlement agreement also specifies certain terms for Bandwidth’s CABS billings to Verizon prospectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: February 9, 2018	By:	/s/ Jeffrey A. Hoffman
	Name:	Jeffrey A. Hoffman
	Title:	Chief Financial Officer